Exhibit 99.1

1.)	TCF Financial Corporation 2011 First Quarter Investor Presentation

2.)                                  Corporate Profile

At March 31, 2011

•                  $18.7 billion national bank holding company headquartered in Minnesota

•                  32nd largest publicly-traded U.S. based bank holding company by asset size

•                  442 bank branches in eight states, 48 branches opened since January 1, 2006

•                  25th largest U.S. branch network

•                  Seven campus alliances; 5th largest in campus card banking relationships

•                  956 ATMs free to TCF customers; 475 off-site

•                  11th largest issuer of Visa® Classic debit cards

•                  12th largest issuer of Visa Commercial debit cards

•                  13th largest bank-affiliated leasing company in the U.S.

•                  Total equity to total assets of  9.22%

•                  Tangible realized common equity of 8.61% 1

•                  64th consecutive quarter of profitability

Branch Summary

Minnesota	111
Illinois	201
Michigan	55
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	442

Well-Diversified Loan Portfolio

($ millions)

	12/31/00	% of Total	3/31/11	% of Total

Consumer Lending	$5,909	69%	$7,097	48%
Commercial Lending	1,782	21	3,609	24
Leasing	856	10	3,080	21
Inventory Finance	—	—	1,011	7
Total	$8,547	100%	$14,797	100%

1   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

3.)                                  What Makes TCF Different

At March 31, 2011

•                  Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                  Traditional, supermarket and campus branches open seven days a week

•                  Free debit cards, free coin counting and 956 free ATMs

•                  TCF Free Online Banking

•                  TCF Mobile Banking

•                  Credit Quality

•                  TCF is primarily a secured portfolio lender, emphasizing credit quality over asset growth

•                  Low-cost core deposit funding for national diverse lending platform

•                  Grew core deposits by $3.3 billion since December 31, 2008.  As of March 31, 2011, core deposits carried an average interest rate of .37%

•                  Increased nationally-oriented specialty finance businesses by $1.6 billion, or 64.3%, since December 31, 2008

4.)                                  What Makes TCF Different

•                  No deficient foreclosure procedures

•                  No mortgage repurchase risk

•                  No non-agency mortgage-backed securities

•                  No option ARM loans

•                  No teaser rate or subprime lending programs

•                  No low-doc/no-doc loans

•                  No Freddie Mac or Fannie Mae preferred stock

•                  No mortgage servicing rights

•                  No off-balance-sheet funding or securitizations

•                  No bank-owned life insurance

5.)                                  Diversified Revenue Base

At March 31, 2011

Good Revenue Growth

($ millions)

	12/07	12/08	12/09	12/10	3/11 [1]

Net Interest Income	$550	$594	$633	$699	$174
Non-interest Income	542	498	526	538	114
Total	$1,092	$1,092	$1,159	$1,237	$288

Strong Net Interest Margin

(Percent)

	2007	2008	2009	2010	2011
TCF, 4.06%
First Quarter	4.00%	3.84%	3.66%	4.21%	4.06%
Second Quarter	4.02	4.00	3.80	4.19
Third Quarter	3.90	3.97	3.92	4.14
Fourth Quarter	3.83	3.84	4.08	4.05

KBW Regional Banking
Index Median, 3.69% [2]
First Quarter	3.66%	3.61%	3.49%	3.71%
Second Quarter	3.69	3.64	3.57	3.73
Third Quarter	3.68	3.64	3.64	3.78
Fourth Quarter	3.69	3.65	3.68	3.69

Strong Mix of Fee Revenues 1

($ millions)

	3/11	% of Total

Banking Fees and Service Charges	$53	46%
Card Revenue	27	24
Specialty Finance	27	24
ATM Revenue and Other	7	6
Total	$114	100%

1-Year Interest Rate GAP

	At 3/31/10	At 3/31/11
Asset (Liability) Sensitive	(1.5)%	5.4%

1   Year-to-date

2   QTD December 31, 2010

6.)                                  Common Stock Offering

•                  Gross proceeds of $230 million

•                  Issued 15,081,968 shares at $15.25 per share

•                  Rationale

•                  Ability to proactively manage capital structure from a position of strength

•                  Eliminate all holding company debt and thus eliminate all debt service requirements at the bank

•                  Increase balance sheet flexibility to aggressively take advantage of marketplace opportunities

•                  Use of proceeds

•                  Redeem trust preferred securities upon the occurrence of a capital treatment event

•                  Repaid all senior unsecured holding company debt

•                  Allows for immediate and long-term business expansion and portfolio acquisitions in Specialty Finance

7.)                                  Capital Ratios - Holding Company

($ millions)

	12/07	12/08	12/09	12/10	3/11

Total Tier 1 Common Capital	$964	$999	$1,042	$1,352	$1,601
Total Tier 1 Common Capital Ratio [1]	8.28%	8.05%	7.65%	9.71%	11.47%

At March 31, 2011

•                  Other Capital Ratios

•                  Total equity to total assets — 9.22%

•                  Tangible realized common equity — 8.61% 2

•                  Total risk-based capital — 14.62%

•                  Tangible realized common equity has increased eight consecutive quarters

1   See “Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio” slide

2   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

8.)                                  Strong Deposit Franchise

Quarterly Average Balances

($ millions)

	12/07	12/08	12/09	12/10	3/11

Checking	$3,981	$3,914	$4,116	$4,359	$4,502
Savings	2,596	2,861	5,231	5,412	5,444
Money Market	598	625	672	644	674
Certificates of Deposit (CDs)	2,307	2,449	1,367	1,040	1,092
Total	$9,482	$9,849	$11,386	$11,455	$11,712

Average Rate [1]:	2.29%	1.51%	.74%	.46%	.42%

CDs as a % of total deposits:	24.3%	24.9%	12.0%	9.1%	9.3%

1   Quarter-to-date (annualized)

9.)                                  Industry Leader in Retail Checking

Product Development

Bold and Forward Thinking

•                  Among the first to introduce Free Checking in 1986

•                  Leader in debit card innovations

•                  Solid opt-in results due to proactive customer education

•                  Announced checking product enhancement initiative in January 2011

•                  Removed minimum balance fee requirement

•                  Monthly maintenance fee waived for meeting account activity requirements

•                  Launched TCF Mobile Banking

•                  Pilot of new checking account program began in March 2011

•                  A single daily fee is assessed when a customer’s end of day ledger balance is negative

•                  Improved customer experience through program simplification and transparency

10.)         Card Revenue

($ millions)

	2007	2008	2009	2010	2011

First Quarter	$23	$25	$25	$27	$27
Second Quarter	25	27	27	29	—
Third Quarter	26	26	26	27	—
Fourth Quarter	25	25	27	28	—
Total	$99	$103	$105	$111	$27

Sales Volume:	$6,949	$7,280	$7,308	$7,630	$1,867	[1]
Average Interchange Rate:	1.35%	1.34%	1.34%	1.38%	1.35%	[1]

At March 31, 2011

•             31% of total banking fees

•             11th largest issuer of Visa Classic debit cards

•             12th largest issuer of Visa Commercial debit cards

•             $1.9 billion in sales volume 1

•             22.2 transactions per month on active cards, up 7.8% 1

•             Average interchange rate of 1.35%

1      Year-to-date

11.)         Durbin Amendment

•                  Durbin Amendment of the Dodd-Frank Act orders Federal Reserve to enact regulations that strictly limit the amount of interchange fees banks can charge retailers on debit card transactions

•                  Federal Reserve announced proposed rates of 7 to 12 cents per transaction based only on incremental processing fees while specifically excluding other costs such as network costs

•                          Federal Reserve has received an overwhelming number of comment letters and announced they would be unable to meet the April 21, 2011 deadline for issuing the final interchange rule

•                  On October 12, 2010, TCF filed a lawsuit challenging the constitutionality of the Durbin Amendment

•                  Challenge of constitutionality based on due process, the taking clause and equal protection

•                  On April 4, 2011, a U.S. District judge denied the government’s motion to dismiss TCF’s complaint and also denied TCF’s motion for a preliminary injunction

•                  TCF appealed the judge’s ruling regarding the preliminary injunction and received expedited treatment in the 8th Circuit Court of Appeals with a hearing to be set during the month of June

•                  Bills have been introduced with bi-partisan support in both the U.S. House of Representatives and Senate that seek a delay of the implementation of the Durbin Amendement while a study is conducted

12.)         Wholesale Loan Growth 12%*

($ millions)

	Diverse Products and Geographies

	12/07	12/08	12/09	12/10	3/11

Commercial Lending	$3,116	$3,491	$3,719	$3,646	$3,609
Leasing and Equipment Finance	2,104	2,486	3,071	3,155	3,080
Inventory Finance	—	5	469	792	1,011
Total	$5,220	$5,982	$7,259	$7,593	$7,700

*   Five-year compound annual growth rate

13.)         Leasing & Equipment Finance 1

($ millions)

	1Q11 Originations up 16% from 1Q10

	12/07	12/08	12/09	12/10	3/11

Leasing and Equipment Finance	$2,175	$2,545	$3,177	$3,232	$3,146

At March 31, 2011

•                  13th largest bank-affiliated leasing company and 29th largest equipment finance/leasing company in the U.S.

•                  Diverse equipment types

•                  20% specialty vehicles, 17% manufacturing, 14% medical, 11% construction

•                  6.10% average yield

•                  Government stimulus of 100% year-one depreciation creates volume and spread opportunities

•                  Over 60-day delinquency rate .20%  2

• Net charge-offs:	2011	2010	2009
	.36% [3]	1.00%	.97%

•                  Uninstalled backlog of $429.6 million

•                  Unguaranteed residuals of only $105.9 million, or 5.0% of leases

1          Includes operating leases ($65.6 million at March 31, 2011)

2          Excludes non-accrual loans and leases and acquired portfolios

3          Annualized

14.)         TCF Inventory Finance

($ millions)

	Strong Traction in Multiple
	Origination Segments

	12/08	12/09	12/10	3/11

Lawn & Garden	$—	$347	$442	$710
PowerSports & Other	—	—	221	194
Electronics & Appliances	4	122	129	107
Total	$4	$469	$792	$1,011

At March 31, 2011

•                  Inventory floorplan finance business with a focus on lawn and garden products, consumer electronics and appliances, and power sports

•                  Experienced and seasoned management

•                  Operates in the U.S. and Canada

•                  239 employees

•                  100% variable rate receivables

•                  Average yield 7.12%

• Net charge-offs:	2011	2010
	.40% [1]	.17%

•                  Credit support from equipment manufacturers

•                  Credit risk spread across more than 8,900 active dealers

1          Annualized

15.)         Commercial Lending

($ millions)

	Secured Lending Philosophy

	12/07	12/08	12/09	12/10	3/11

Commercial Real Estate	$2,558	$2,984	$3,269	$3,328	$3,300
Commercial Business	558	507	450	318	309
Total	$3,116	$3,491	$3,719	$3,646	$3,609

At March 31, 2011

•                  Commercial real estate — $3.3 billion

•                  26% retail services

•                  25% apartment loans

•                  18% office buildings

•                  13% industrial buildings

•                  7% hotels and motels

•                  Commercial business — $309 million

•                  Commercial highlights

•                  5.56% average yield

•                  85% fixed rate, 15% variable rate

•                  Over 60-day delinquency rate .05% 1

• Net charge-offs:	2011	2010	2009
	1.39% [2]	1.31%	1.24%

•                  Non-accrual loans decreased $14.5 million during 1Q11

•                  Approximately 99% of all commercial loans secured

•                  CRE location mix: 92% TCF banking markets, 8% other

1          Excludes non-accrual loans

2      Annualized

16.)                           Wholesale Banking1 Credit Quality

($ millions)

	9/10	12/10	3/11

Performing loans and leases:
Non-classified	$6,979	$6,950	$7,061
Classified [2]	418	396	446
Subtotal performing	7,397	7,346	7,507
60+ days delinquent and accruing [3]	11	20	12
Accruing TDRs [4]	5	49	17
Non-accrual loans and leases	203	178	164
Total loans and leases	$7,616	$7,593	$7,700
Net charge-offs	$22	$27	$21

1   Includes commercial banking and specialty finance

2   Excludes classified loans and leases that are 60+ days delinquent or accruing TDRs

3   Excludes accruing TDRs that are 60+ days delinquent

4   No over 60-day delinquencies as of March 31, 2011

17.)                           Consumer Real Estate

($ millions)

	12/07	12/08	12/09	12/10	3/11

Fixed-rate	$5,481	$5,487	$5,332	$4,793	$4,687
Variable-rate	1,570	1,815	1,949	2,363	2,375
Total	$7,051	$7,302	$7,281	$7,156	$7,062
Balances of Loans Originated Since 1/1/09		$—	$857	$1,442	$1,530

At March 31, 2011

•                  74% first mortgage lien positions, average loan amount of $122,716

•                  26% junior lien positions, average loan amount of $40,578

•                  66% fixed-rate, 34% variable-rate

•                  Average home value of $255,636 1

•                  5.83% average yield

•                  Over 60-day delinquency rate of 1.30% 2; down for 3rd consecutive quarter

• Net charge-offs:	2011	2010	2009
	1.99% [3]	1.80%	1.46%

•                  Average FICO score of the retail lending operation:

At origination — 726

Updated 1Q11 — 724

•                  $2.2 billion of loans originated since January 1, 2009 has improved credit quality metrics (2011 net charge-offs of .06% 3 ) and has increased the composition of variable-rate loans in the portfolio

•                  82% of retail lending loans have never been delinquent

1   Based on value at origination

2   Excludes non-accrual loans

3   Annualized

18.)                           Consumer Credit Quality

($ millions)

	9/10	12/10	3/11
Performing loans	$6,713	$6,613	$6,533
60+ days delinquent and accruing [1]	84	77	67
Accruing TDRs	316	337	342
Non-accrual loans and leases	167	168	155
Total loans	$7,280	$7,195	$7,097
Net charge-offs	$36	$38	$35
% of total past due with a recent payment [2]	28.0%	28.0%	29.2%

1   Excludes accruing TDRs that are 60+ days delinquent

2   Retail lending accruing loans over 30-days delinquent that made a payment during the last month of the period

19.)                           Consumer Real Estate TDRs

•                  Loans modified to assist customers with their financial hardship by lowering their monthly loan payments for up to 18 months

•                  At March 31, 2011, TCF held $342 million of modified consumer real estate loans that are considered TDRs and continue to accrue interest, a net increase of $4.6 million, or 1.4% from December 31, 2010 (lowest quarter-over-quarter growth rate since the program was announced in August 2009)

•                  Reserved for based on present value of expected cash flows - $40.4 million, or 11.8% at March 31, 2011

•                  The over 60-day delinquency rate was 6.5% at March 31, 2011, up from 5.3% at December 31, 2010

•                  TCF’s current modification program started in August 2009 and represents 76.9% of the March 31, 2011 balance of accruing TDRs

20.)                           Loan & Lease Geographic Diversification

($000s)

At Mar. 31, 2011:	Consumer Real Estate and Other	Commercial Real Estate and Commercial Business	Leasing and Equipment Finance	Inventory Finance	Total
Minnesota	$2,791,925	$875,824	$83,484	$25,946	$3,777,179
Illinois	2,150,316	882,296	102,335	34,438	3,169,385
Michigan	1,005,659	731,307	115,011	32,165	1,884,142
Wisconsin	466,621	571,451	54,022	30,536	1,122,630
Colorado	565,656	139,065	42,040	8,144	754,905
California	4,031	17,993	385,652	20,961	428,637
Texas	2,675	2,741	242,393	52,509	300,318
Florida	5,045	60,688	173,354	39,922	279,009
Ohio	3,303	54,268	131,002	52,202	240,775
New York	3,777	531	164,875	40,201	209,384
Indiana	24,202	79,622	60,822	32,624	197,270
Canada	—	—	4,041	174,353	178,394
Arizona	52,076	34,130	71,164	5,006	162,376
Other	21,889	158,440	1,449,771	462,037	2,092,137
Total	$7,097,175	$3,608,356	$3,079,966	$1,011,044	$14,796,541

21.)                           Allowance for Loan & Lease Losses

($ millions)

	12/07		12/08		12/09		12/10		3/11

Allowance for Loan & Lease Losses	$80.9		$172.4		$244.5		$265.8		$255.3
Net Charge-offs	.29%		.78%		1.34%		1.47%		1.51	% [1]

Allowance as a % of period end loans & leases:	.65%		1.29%		1.68%		1.80%		1.73%
Ratio of allowance to net charge-offs:	2.3	X	1.7	X	1.3	X	1.2	X	1.1	X

1   Annualized

22.)                           Credit Trends

(Percent)

	Improving Trends Across All 3 Metrics

	6/09	9/09	12/09	3/10	6/10	9/10	12/10	3/11

Non-Accrual Loans and Leases	1.72%	1.88%	2.03%	2.08%	2.26%	2.48%	2.33%	2.16%
Net Charge-offs [1]	1.43%	1.52%	1.35%	1.22%	1.30%	1.58%	1.75%	1.51%
Over 60-day Delinquencies [2]	.72%	.81%	.69%	.82%	.87%	.78%	.79%	.69%

1   Annualized

2   Excludes acquired portfolios

23.)                           Non-Accrual Loans & Leases

($ millions)

	Inflows of New Non-Accruals is Slowing

	Consumer	Commercial	Leasing and Equipment Finance	Inventory Finance	Total
Balance at September 30, 2010	$166.6	$161.9	$40.4	$.9	$369.8
Inflows	61.0	18.3	11.2	1.6	92.1 [1]
Outflows	(60.1)	(37.9)	(17.2)	(1.4)	(116.6)
Net Change	.9	(19.6)	(6.0)	.2	(24.5)
Balance at December 31, 2010	$167.5	$142.3	$34.4	$1.1	$345.3
Inflows	58.4	7.6	10.8	3.8	80.6 [2]
Outflows	(70.7)	(22.1)	(10.6)	(3.5)	(106.9)
Net Change	(12.3)	(14.5)	.2	.3	(26.3)
Balance at March 31, 2011	$155.2	$127.8	$34.6	$1.4	$319.0
Combined two quarter net change	$(11.4)	$(34.1)	$(5.8)	$.5	$(50.8)

1   Down 36.0% from 3Q10 inflows of $143.9 million

2   Down 12.6% from 4Q10 inflows of $92.1 million; lowest since 2Q08

24.)                           Summary of Non-Accrual Loans

($ millions)

At Mar. 31, 2011:	Contractual Balance	Charge-offs and Allowance Recorded	Net Exposure	Impairment [1]

Consumer	$203.6	$49.8	$153.8	24.5%
Commercial	187.5	75.9	111.6	40.5
Leasing and equipment finance	34.6	8.2	26.4	23.6
Inventory finance	1.4	.1	1.3	7.1
Total	$427.1	$134.0	$293.1	31.4

1   Represents the ratio of charge-offs and allowance recorded to the contractual loan balances prior to non-accrual status

25.)                           Summary of Real Estate Owned

($ millions)

At Mar. 31, 2011:	Contractual Loan Balance Prior to Non-performing Status	Charge-offs and Writedowns Recorded	Other Real Estate Owned Balance	Impairment [1]

Consumer	$144.5	$46.5	$98.0	32.2%
Commercial	58.5	14.3	44.2	24.5
Total	$203.0	$60.8	$142.2	30.0

1   Represents the ratio of charge-offs and writedowns recorded to the contractual loan balances prior to non-performing status

26.)                           Real Estate Owned
($ millions)

	Good Activity Levels Related to Sales and a Slowdown of Inflows

	Consumer	Commercial	Total
Balance at September 30, 2010	$88.3	$47.8	$136.1
Inflows	32.0	12.5	44.5
Outflows	(30.2)	(9.3)	(39.5)
Net Change	1.8	3.2	5.0
Balance at December 31, 2010	$90.1	$51.0	$141.1
Inflows	33.1	2.4	35.5
Outflows	(25.2)	(9.2)	(34.4)
Net Change	7.9	(6.8)	1.1
Balance at March 31, 2011	$98.0	$44.2	$142.2

27.)         Well-Positioned for Future Success

•                  Experienced and tenured management team’s bold and innovative approach takes advantage of marketplace opportunities created by the current environment

•                  “New” industry approach of diverse portfolio lending funded with low-cost core retail deposits has been a part of TCF’s business philosophy for many years

•                  Current management structure (Wholesale, Retail and Treasury & Support Services) has improved execution, reduces overhead and increased ability to quickly react to the current environment

•                  Strong wholesale banking management team positions us for profitable growth

28.)         Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit and Other Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks.

* Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry,  the economic impact on banks of the Dodd-Frank Act, and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; possible regulatory and other changes to the Federal Home Loan Bank System that may affect TCF’s borrowing capacity; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

* Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the  Dodd-Frank Act’s creation of a new Bureau of Consumer Financial Protection and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the  Dodd-Frank Act, which limits debit card interchange fees to amounts that will only allow issuers to recover incremental costs of authorization, clearance and settlement of debit card transactions, (continued)

29.)         Cautionary Statement (continued)

plus possibly some costs relating to fraud prevention; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); any material failure of TCF to comply with the terms of its consent order with the Office of the Comptroller of the Currency relating to TCF’s Bank Secrecy Act compliance, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

* Other Risks Relating to Fee Income. Future effects on fee income following TCF’s implementation of regulatory requirements that prohibit financial institutions from charging overdraft fees on point-of-sale and ATM transactions unless customers opt-in, including customer opt-in preferences which may have an adverse impact on TCF’s fee revenue; and uncertainties relating to future retail deposit account changes such as charging a daily negative balance fee in lieu of per item overdraft fees or other significant changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

* Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing  standards;  federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

30.)                           Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity 1
($000s)

March 31, 2011
Computation of total equity to total assets:
Total equity	$1,724,484
Total assets	$18,712,149
Total equity to total assets	9.22%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,724,484
Less: Non-controlling interest in subsidiaries	16,540
Total TCF stockholders’ equity	1,707,944
Less:
Goodwill	152,599
Other intangibles	1,189
Add:
Accumulated other comprehensive loss	44,172
Tangible realized common equity	$1,598,328

Total assets	$18,712,149
Less:
Goodwill	152,599
Other intangibles	1,189
Tangible assets	$18,558,361

Tangible realized common equity to tangible assets	8.61%

1                   In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

31.)                           Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio 1
($000s)

	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2010	Mar. 31, 2011
Total Tier 1 risk-based capital ratio:
Total tier 1 capital	$964,467	$1,461,973	$1,161,750	$1,475,525	$1,732,554
Total risk-weighted assets	$11,648,286	$12,401,467	$13,627,871	$13,929,097	$13,961,754
Total tier 1 risk-based capital ratio	8.28%	11.79%	8.52%	10.59%	12.41%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$964,467	$1,461,973	$1,161,750	$1,475,525	$1,732,554
Less:
Qualifying trust preferred securities	—	115,000	115,000	115,000	115,000
Qualifying non-controlling interest in subsidiaries	—	—	4,393	8,500	16,450
Preferred stock	—	348,437	—	—	—
Total tier 1 common capital	$964,467	$998,536	$1,042,357	$1,352,025	$1,601,104
Total risk-weighted assets	$11,648,286	$12,401,467	$13,627,871	$13,929,097	$13,961,754
Total tier 1 common capital ratio	8.28%	8.05%	7.65%	9.71%	11.47%

1                   In contrast to GAAP-basis measures, the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying  non-controlling interest in subsidiaries. Management reviews the total tier 1 common capital ratio as an ongoing measure and has included this information because of current interest in the industry.  The  methodology for calculating total tier 1 common capital may vary between companies.

32.)                           Source References & Footnotes

Slide: Corporate Profile

32nd largest publicly-traded U.S. based bank holding company - SNL Financial, LC; 12/31/10

25th largest branch network - SNL Financial, LC; 1Q11

5th largest in campus card relationships - CR80News; Spring 2010

11th largest issuer of Visa Classic - Visa; 4Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 4Q10; ranked by sales volume

13th largest bank affiliated leasing company - The Monitor; 2010 Monitor 100

Slide: Diversified Revenue Base

KBW Regional Banking Index net interest margin data - KBW & SNL Financial LC; 12/31/10

Slide: Card Revenue

11th largest issuer of Visa Classic - Visa; 4Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 4Q10; ranked by sales volume

Slide: Leasing and Equipment Finance

13th largest bank-affiliated leasing company - The Monitor; 2010 Monitor Bank 40

29th largest equipment finance/leasing company - The Monitor; 2010 Monitor 100